        EXHIBIT 77(O) MORGAN STANLEY DEAN WITTER QUALITY MUNICIPAL INCOME TRUST
        10f-3 transactions for the period April 1, 2000 - September 30, 2000


                                                                          TOTAL
                                                                          ISSUED/
                                 DATE       PRICE   SHARES       % of     PRINCIPAL         PURCHASED
SECURITY                         PURCHASED  SHARE   PURCHASED    Assets   AMOUNT            BY GROUP  BROKER(S)

New York City Municipal Water Finance Authority

                                06/02/00   $98.450  $3,000,000   0.45%   $ 323,740,000.00    0.93%   Paine Webber



F:\LEGAL\MS_DATA\PARALEG\10F-3\Qualinc
